UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2011

Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	33-36383	94-2723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 456-6022

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting of Shareholders of PICO Holdings, Inc., (the “Company”) held on May 13, 2011.

1.	To elect two members to the Board of Directors of the Company. The shareholders elected two directors to hold office until the 2014 Annual Meeting of Shareholders, or until their successors are duly elected and qualified, by the following votes:

Name of Directors Elected	For	Against	Abstain	Broker Non-Votes
John R. Hart	16,307,530	2,970,750	46,032	1,762,610
Ronald Langley	18,983,979	294,751	45,582	1,762,610

The following individuals are continuing directors with terms expiring upon the 2012 Annual Meeting of Shareholders: Robert G. Deuster, Richard D. Ruppert and Julie H. Sullivan.

The following individuals are continuing directors with terms expiring upon the 2013 Annual Meeting of Shareholders: Carlos C. Campbell, Kristina M. Leslie and Kenneth J. Slepicka.

2.	To vote on an advisory (non-binding) basis on the compensation of our named executive officers. The proposal was not approved, by the following vote:

For	Against	Abstain	Broker Non-Votes
7,508,152	11,782,217	33,943	1,762,610

3.	To vote on an advisory (non-binding) basis on the frequency of an advisory vote on executive compensation in the future. The vote of every One Year received the largest number of votes, as indicated below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
12,307,020	45,480	6,952,449	19,313	1,762,610

4.	To ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accountant for the 2011 fiscal year. The proposal was approved, by the following vote:

For	Against	Abstain	Broker Non-Votes
20,950,583	131,959	4,380	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.
Date: May 19, 2011
By: /s/ James F. Mosier
James F. Mosier General Counsel and Secretary